UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 18, 2002

                          ANGELCITI ENTERTAINMENT, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

      Nevada                             000-55468               88-0427195
-------------------------------       ---------------       --------------------
(State  or  other  jurisdiction       (Commission             (IRS  Employer
      of  incorporation)                File  Number)       Identification  No.)

             9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 230-2249

         (Former name or former address, if changed since last report.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 7, 2002, AngelCiti Entertainment, Inc. ("AngelCiti") entered into a Share Exchange Agreement with IChance International, Inc. (IChance") for the exchange of 100% of the stock owned by AngelCiti in Worldwide Management, SA, AngelCiti's wholly owned subsidiary, for 21,000,000 shares of IChance International, Inc., which is currently traded on the Over the Counter Bulletin Board market under the ticker symbol ICIE (the "Transaction"). A condition of the Transaction is a 4-for-1reverse split of IChance's common stock, which will result in AngelCiti owning 87.9% of the stock in IChance once the Transaction is completed. AngelCiti intends on retaining the shares of IChance and does not now intend on dividending the shares in IChance out to AngelCiti's investors. The Board of Directors for each company has approved and recommended the Transaction to shareholders and the Closing for the Transaction will be effected upon approval by the shareholders and the appropriate lapse of time under the required Schedule 14C with the Securities and Exchange Commission, which AngelCiti and IChance both intend on promptly filing.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Not Applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit         Description
-------         -----------

  7.1 Share Exchange Agreement by and among IChance International, Inc., Worldwide Management, SA and AngelCiti Entertainment, Inc. for the Exchange of Stock of Worldwide Management, Inc. dated as of November 7, 2002.

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ANGELCITI ENETERTAINMENT, INC.
                                  (Registrant)





Date: November 18, 2002    s/  Lawrence S. Hartman
                              -------------------
                              Lawrence S. Hartman